UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 16, 2021 (April 12, 2021)

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400,

Jersey City, New Jersey 07311

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400,

Jersey City, New Jersey 07311

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	CLI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2021, the Nominating and Corporate Governance Committee (the “NCG Committee”) of the Board of Board of Directors (the “Board of Directors”) of Mack-Cali Realty Corporation (the “Company”), the general partner of Mack-Cali Realty, L.P. through which the Company conducts its business (the “Operating Partnership”), recommended, and the Board of Directors approved and adopted, a Clawback Policy (the “Clawback Policy”) for (i) annual bonuses and other short-term or long-term cash incentives, and (ii) equity or equity-based compensation awards, including long-term incentive plan units of the Operating Partnership (collectively, “Incentive Compensation”). In addition to any clawbacks required by law, regulation or applicable listing standards of the New York Stock Exchange, the Clawback Policy provides for the recovery of Incentive Compensation from certain officers of the Company in the event of a restatement of the Company’s financial statements due to material non-compliance with financial reporting requirements under applicable law under circumstances where fraud or willful misconduct contributed to the non-compliance and would have resulted in a lesser amount of Incentive Compensation.

The foregoing descriptions of the Clawback Policy is qualified in its entirety by reference to the Clawback Policy, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01	Other Events

On April 12, 2021, based on the recommendation of the NCG Committee, the Board of Directors adopted an amended and restated charter for its Executive Compensation and Option Committee (the “Compensation Committee Charter”). The new Compensation Committee Charter changes the name of the committee to the “Compensation Committee of the Board of Directors” effective as of the date of the Company’s 2021 annual meeting of stockholders, and is otherwise effective as of April 12, 2021.

Also on April 12, 2021, based on the recommendation of the NCG Committee, the Board of Directors adopted stock ownership guidelines for directors and executive officers of the Company (the “Stock Ownership Guidelines”). The Stock Ownership Guidelines require directors and executive officers to retain ownership of a number of equity securities of the company valued at five times the annual cash retainer for directors, five times annual base salary for the chief executive officer, and two times annual base salary for other executive officers. Until these ownership levels are attained, the Stock Ownership Guidelines require directors and executive officers to retain fifty percent (50%) of equity awards upon vesting, net of any amount of shares forfeited in payment of any applicable exercise price or tax withholding obligations in respect of such equity award.

The foregoing descriptions of the Compensation Committee Charter and Stock Ownership Guidelines are qualified in their entirety by reference to the Compensation Committee Charter and Stock Ownership Guidelines, copies of which are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Title
10.1	Mack-Cali Realty Corporation Clawback Policy.
99.1	Amended and Restate Charter of the Compensation Committee of the Board of Directors of Mack-Cali Realty Corporation.
99.2	Mack-Cali Realty Corporation Executive and Non-Employee Director Stock Ownership Guidelines.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: April 16, 2021	By:	/s/ Gary T. Wagner
Gary T. Wagner
General Counsel and Secretary

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: April 16, 2021	By:	/s/ Gary T. Wagner
Gary T. Wagner
General Counsel and Secretary